SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

DATE OF Report (Date of earliest event reported)  March 16, 2001
                                                  ---------------------------


                           Markland Technologies, Inc.

             (Exact Name of Registrant as Specified in its Charter)


FLORIDA                                    000-24447                  84-1331134
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(State or Other Jurisdiction              (Commission              (IRS Employer
   of Incorporation)                      File Number)       Identification No.)


        1250 EAST HALLANDALE BOULEVARD, SUITE 502, HALLANDALE, FL         33009
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         (Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code                (954) 457-0900
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ITEM 2.      ACQUISITIONS OR DISPOSITIONS

We previously reported in our Form 8-K dated on April 10, 2001 that we acquired all of the outstanding capital stock of Vidikron of America, Inc., a Delaware corporation ("Vidikron"). Vidikron was acquired in a stock - for - stock transaction in which Vidikron's shareholders received approximately 85% of the outstanding common stock of Quest Net Corp. on a fully diluted basis. On March 16, 2001 holders of a majority of Markland outstanding shares executed written consents and voted to change our name from "Quest Net Corp." to "Markland Technologies, Inc." The name change became effective on June 21, 2001. When we use the term "QNET" or "Quest Net," we refer to Markland Technologies, Inc., unless the context requires otherwise.



ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(A)          FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

             Consolidated audited balance sheets of Vidikron of America, Inc. as of December 31, 2000 and the related statements of operations and accumulated deficit and cash flows for the years ended December 31, 2000 and 1999, are filed as Exhibit 99.2 to this amended Current Report on Form 8-K.


(B)          PRO FORMA FINANCIAL INFORMATION

             The unaudited pro forma combined financial statements of Quest Net, Inc. and Vidikron of America, Inc. for the quarter ended March 31, 2001, is filed hereto as Exhibit 99.3.

(C)          EXHIBITS

             See Exhibit Index.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:        July 18, 2001                             QUEST NET CORP


                                                      By:/s/ Larry Shatsoff
                                                             Larry Shatsoff
                                                             President

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                                  EXHIBIT INDEX

EXHIBIT NUMBER                              EXHIBIT NAME
     ------                                 ------------
      99.2 Vidikron of America, Inc. audited financial statements regarding its past two fiscal years ending December 31, 2000 and 1999.

      99.3 The unaudited pro forma combined financial statements of Quest Net, Corp. and Vidikron of America, Inc. for the quarter ended March 31, 2001.


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